Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Tax-Free Income Fund dated February 2, 1998 and August 7, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 38 and Amendment No. 30 to Registration Statement File Nos. 2-57653 and 811-07597, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
October 30, 1998